 Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 on Form S-3 (No. 333-283478) of MacKenzie Realty Capital, Inc. of our report dated September 27, 2024, relating to the consolidated financial statements and schedule of MacKenzie Realty Capital, Inc. (the Company), appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2024, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Moss Adams LLP
Campbell, California
December 23, 2024